Securities and Exchange Commission
                      Washington, D.C.  20549

                             FORM 8-K
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 1997 (May 5, 1997)

                   Commission file number 1-5558


                      Katy Industries, Inc.
     (Exact name of registrant as specified in its charter)
          Delaware                           75-1277589
     (State of Incorporation)        (IRS Employer Identification Number)


     6300 S. Syracuse #300, Englewood, Colorado        80111
       (Address of Principal Executive Offices)       (Zip Code)


 Registrant's telephone number, including area code: (303) 290-9300


(Former name or former address, if changed since last report) Not applicable






















                       Item 5.  Other Events

                      KATY INDUSTRIES, INC.
                 NAMES NEW CHAIRMAN OF THE BOARD

 ENGLEWOOD, CO -- May 8, 1997 -- John R. Prann, Jr., President and Chief Executive Officer of Katy Industries, Inc. (NYSE:KT), announced that
 Philip E. Johnson (49), the Chairman of the Board of the Company, had resigned his position on May 5, 1997 and therefore will not stand for reelection as a Director at the Company's Annual Meeting of Stockholders. Mr. Prann thanked Mr. Johnson for his years of dedication and service to the Company as a Director and Chairman of the Board and wished him well in his future endeavors. Mr. Johnson stated "he has enjoyed his seven year association with Katy and his fellow Directors and wished the Company continued success in the future."

 Mr. Prann also announced today, that Jacob Saliba (83) was named Chairman of the Board at a Board meeting held today. Mr. Saliba has been a Director of Katy for 29 years and previously served as Chairman of the Board and Chief Executive Officer from 1988 through 1993. The Board, due to Mr. Johnson's resignation, also voted to decrease the Board to 11 members. These 11 Board members will stand for reelection at the Company's Annual Meeting of Stockholders to be held on May 19, 1997.

 Katy Industries, Inc. is a diversified corporation with interests in distribution and service, industrial and consumer manufacturing, and machinery manufacturing.





                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    Katy Industries, Inc.
                                       (Registrant)


 Date: May 8, 1997                          By: /s/ John R. Prann, Jr.
                                                 John R. Prann, Jr.
                                                 Chief Executive Officer